UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2024

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 9, 2024, Better Home & Finance Holding Company (the “Company”) received formal notice that the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) granted the Company’s request for an additional 180-day period, or until October 7, 2024, (the “Extension Notice”) to evidence compliance with the $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). If at any time before October 7, 2024, the bid price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Bid Price Rule.

As previously disclosed, on October 12, 2023, the Company received a letter from Nasdaq notifying the Company that it was no longer in compliance with the Bid Price Rule. In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 9, 2024, to regain compliance with the Bid Price Rule. In response, the Company filed an application to transfer the listing of its Class A Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market. On March 7, 2024, the Company received approval from Nasdaq to transfer the listing of its Class A Common Stock, which transfer became effective on March 13, 2024. On March 11, 2024, the Company applied for an extension of the compliance period for an additional 180 days. The Company subsequently provided notice of its intention to cure the deficiency during the extended compliance period by effecting a reverse stock split, if necessary.

If the Company fails to regain compliance with the Bid Price Rule during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Class A Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel (the “Panel”). A timely request for a hearing will stay any suspension or delisting action pending the issuance of the Panel’s decision.

The Extension Notice has no effect at this time on the listing of the Company’s Class A Common Stock, which will continue to trade on The Nasdaq Capital Market under the symbol “BETR.” The Company intends to continue to actively monitor the listing of its Class A Common Stock and, as appropriate, will consider available options to resolve any deficiencies and regain compliance, including seeking stockholder approval at its annual meeting of stockholders to declare and effect one or more reverse stock splits. There can be no assurance that the Company will be able to maintain compliance with other Nasdaq listing obligations. Failure to maintain other Nasdaq listing requirements could result in the delisting of the Class A Common Stock from Nasdaq.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: April 10, 2024	By:	/s/ Kevin Ryan
	Name:	Kevin Ryan
	Title:	President and Chief Financial Officer